                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CARMIKE CINEMAS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                PRELIMINARY COPY


                             CARMIKE CINEMAS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 8, 1995

         The Annual Meeting of Shareholders of Carmike Cinemas, Inc. will be held at the offices of Troutman Sanders, NationsBank Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia on Monday, May 8, 1995, commencing at 11:00 a.m., E.D.T.

         At the meeting the shareholders will be asked to:

         1. Elect six (6) directors to serve for the ensuing year or until their successors are duly elected and have qualified;

         2. Approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Class A Common Stock from 15,000,000 shares to 22,500,000 shares; and

         3. Transact any other business which may properly be brought before the meeting.

         The Board of Directors has fixed the close of business on March 15, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

                                            By Order of the Board of Directors,

                                            LARRY M. ADAMS
                                            Secretary

Columbus, Georgia
March 29, 1995

                                   IMPORTANT

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                                                PRELIMINARY COPY

                             CARMIKE CINEMAS, INC.

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 8, 1995


         This proxy statement and the accompanying proxy card are furnished to the shareholders of Carmike Cinemas, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on May 8, 1995, at the offices of Troutman Sanders, NationsBank Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia at 11:00 a.m., E.D.T and any adjournments thereof. All shareholders are encouraged to attend the meeting. Your proxy is requested, however, whether or not you attend in order to assure maximum participation.

         At the Annual Meeting, shareholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. You may cancel your proxy before balloting begins by notifying the Secretary of the Company in writing at 1301 First Avenue, Columbus, Georgia 31901. In addition, any proxy signed and returned by you may be revoked at any time before it is voted by delivering a new duly executed proxy card bearing a later date or by appearing and voting in person at the meeting. It is anticipated that this proxy statement and accompanying proxy card will first be mailed to the Company's shareholders on or about March 29, 1995. The Company's 1994 Annual Report to Shareholders, which should be read in conjunction with the matters discussed in this proxy statement, is also enclosed. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to shareholders.

         The principal executive offices of the Company are located at 1301 First Avenue, Columbus, Georgia 31901-2109. The telephone number is (706) 576-3400.

         The close of business on March 15, 1995 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the annual meeting. On that date the Company had outstanding ______________ shares of its Class A Common Stock, $.03 par value (the "Class A Common Stock"), and 1,420,700 shares of its Class B Common Stock, $.03 par value (the "Class B Common

Stock" and, together with the Class A Common Stock, the "Common Stock"). Each share of Class A Common Stock entitles the holder thereof to one vote per share on all matters properly coming before the meeting. Each share of Class B Common Stock entitles the holder thereof to ten votes per share on all matters properly coming before the meeting.

         Directors are elected by a plurality of the votes cast by the holders of the Company's Class A Common Stock and Class B Common Stock voting together as a single class at a meeting at which a quorum is present. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The affirmative vote of the holders of a majority of the votes of the outstanding Class A Common Stock and Class B Common Stock, and the affirmative vote of the holders of a majority of the votes of the outstanding Class A Common Stock, voting as a separate class, is required for approval of the amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") as set forth at Item II herein. The abstention by any shareholder or the failure of any shareholder to vote his or her shares on the proposed amendment will have the same effect as a vote against the proposed amendment. In addition, under applicable Delaware law, a broker non-vote with respect to the proposed amendment will have the same effect as a vote against that proposal and will have no effect on the outcome of the election of directors.


                            I. ELECTION OF DIRECTORS

         The Board of Directors has nominated the six individuals named below for election as directors of the Company, each to serve until the next annual meeting of shareholders and until his respective successor shall be duly elected and shall qualify. All of the individuals nominated by the Board of Directors for election are presently directors of the Company. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the six nominees named below as directors of the Company.

         The Board of Directors expects that each of the nominees will be available to stand for election and to serve as director. However, in the event a vacancy among the original nominees occurs prior to the meeting, the proxies will be voted for a substitute nominee or nominees named by the Board and for the remaining nominees.

         The following is a brief description of the business experience of each nominee for at least the past five years. For purposes of this description, references to the Company include the Company's predecessor, Martin Theatres, Inc.

         C.L. PATRICK, age 76, who has served as Chairman of the Board of Directors of the Company since April 1982, joined the Company in 1945, became its General Manager in 1948 and served as President of the Company from 1969 to 1970. He served as President of Fuqua Industries, Inc. from 1970 to 1978 and as Vice Chairman of the Board of Directors of Fuqua Industries, Inc. from 1978 to 1982. Mr. Patrick is a director emeritus of Columbus Bank & Trust Company.

         MICHAEL W. PATRICK, age 44, has served as President of the Company since October 1981, a director of the Company since April 1982 and Chief Executive Officer since March 29, 1989. He joined the Company in 1970 and served in a number of operational and film booking and buying capacities prior to becoming President. Mr. Patrick is a director of Columbus Bank & Trust Company. He also serves as a director of the Will Rogers Institute and Welcome Home, Inc.

         CARL L. PATRICK, JR., age 48, has served as a director of the Company since April 1982. He was the Director of Taxes for the Atlanta, Georgia office of Arthur Young & Co. from October 1984 to September 1986, and is currently self-employed. Previously, he was a certified public accountant with Arthur Anderson & Co. from 1976 to October 1984. Mr. Patrick served two terms as Chairman of the Board of Summit Bank Corporation and currently serves as a director of that company. Mr. Patrick is Co-Chairman of PGL Entertainment Corp.

         JOHN W. JORDAN, II, age 46, has been a director of the Company since April 1982. He is a co-founder and managing partner of The Jordan Company, which was founded in 1982. Mr. Jordan is a managing partner of Jordan/Zalaznick Capital Company and Chairman of the Board and Chief Executive Officer of Jordan Industries, Inc. From 1973 until 1982, he was a Vice President of Carl Marks & Company, a New York investment banking company. Mr. Jordan is a director of Jones Plumbing Systems, Inc., Apparel Ventures, Inc. and Leucadia National Corporation, as well as the companies in which The Jordan Company holds investments.

         CARL E. SANDERS, age 69, has been a director of the Company since April 1982. He is engaged in the private practice of law as Chairman of Troutman Sanders, an Atlanta, Georgia law firm. Mr. Sanders is a director of The Actava Group, Inc., First Union Corporation of Georgia, Healthdyne, Inc., Norrell Corporation and Roadmaster Industries, Inc.

         DAVID W. ZALAZNICK, age 40, has served as a director of the Company since April 1982. He is a co-founder and general partner of The Jordan Company, a managing partner of Jordan/Zalaznick Capital Company and a director of Jordan Industries, Inc. From 1978 to 1980, he worked as an investment banker with Merrill Lynch White Weld Capital Markets Group and, from 1980 until the formation of The Jordan Company in

1982, Mr. Zalaznick was a Vice President of Carl Marks & Company. Mr. Zalaznick is a director of Jones Plumbing Systems, Inc. and Custom Chrome, Inc., American Safety Razor Company, Apparel Ventures, Inc., Cookies USA, Inc. and NewFlo Corp., as well as the companies in which The Jordan Company holds investments.

         Messrs. Michael W. Patrick and Carl L. Patrick, Jr. are the sons of Mr. C.L. Patrick.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.


                             ADDITIONAL INFORMATION

BOARD MEETINGS

         The business of the Company is managed by or under the direction of the Board of Directors. The Board of Directors met on one occasion during the year ended December 31, 1994, and took action by unanimous written consent in lieu of a meeting on eight occasions. Each of the directors attended all of the aggregate of (1) the total meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served, during the periods that he served. Each non-salaried director of the Company receives a $6,000 fee per annum for his services as a director plus $500 for each meeting of the Board at which he participates in person.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Stock Option Committee, which consists of Messrs. C.L. Patrick, Carl E. Sanders and John W. Jordan, II, has the authority to determine to whom options are to be granted under the 1986 Carmike Cinemas, Inc. Class A Stock Option Plan as well as the type of option and the number of shares subject thereto. The Stock Option Committee took action by unanimous written consent in lieu of a meeting on one occasion during the year ended December 31, 1994. The Audit Committee, which consists of Messrs. John W. Jordan, II and David W. Zalaznick, recommends the engagement of independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee did not meet during the year ended December 31, 1994. The Real Estate Committee, which consists of Mr. Michael W. Patrick, has the authority to determine and designate those real properties owned or leased by the Company which are no longer necessary for the conduct of its business and operations and arrange for their disposition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

         The following table sets forth certain information as to the Class A Common Stock and the Class B Common Stock of the Company beneficially owned by each person, other than persons whose ownership is reflected under the caption "Security Ownership of Management," who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of either class of the Company's Common Stock, and reflects information presented in each such person's Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission and provided to the Company.

                                                            Title of     Amount and Nature of   Percent of   Total Voting
Name and Address of Beneficial Owner                          Class      Beneficial Ownership   Class (1)    Interest (2)
- ----------------------------------------------------------  ---------    --------------------   ----------   ------------
College Retirement Equities Fund  . . . . . . . . . . . .    Class A            930,500            9.6%          3.9%
   730 Third Avenue
   New York, New York  10017

Leucadia Investors, Inc. (3)(4) . . . . . . . . . . . . .    Class A            589,475            6.1%          2.5%
   315 Park Avenue South
   New York, New York  10010

T. Rowe Price Associates, Inc. (5)  . . . . . . . . . . .    Class A            587,924            6.0%          2.5%
   100 East Pratt Street
   Baltimore, Maryland  21202

______________________

(1) Percent of Class is with respect to outstanding shares of Class A Common Stock as of January 15, 1995 (9,739,101 shares outstanding on that date).

(2) Total Voting Interest reflects ten votes afforded each share of outstanding Class B Common Stock (14,207,000 votes) and one vote afforded each share of outstanding Class A Common Stock (9,739,101 votes) for a total of 23,946,101 votes.

(3) Leucadia Investors, Inc. is an indirect wholly-owned subsidiary of Leucadia National Corporation; both entities are New York corporations. While Leucadia Investors, Inc. is the record owner of Class A Common Stock, Leucadia National Corporation may be deemed to be beneficial owner of such shares by virtue of its shared powers to direct the voting and disposition by Leucadia Investors, Inc. of such shares.

(4) John W. Jordan, II, David W. Zalaznick and Leucadia Investors, Inc., are each a general partner in The Jordan Company, a New York general partnership organized in 1982, which was one of the three original investors in the leveraged buyout of the Company in April 1982.

(5) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as to the Class A Common Stock and the Class B Common Stock beneficially owned as of January 15, 1995 by each of the Company's directors, nominees for director, each executive officer named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information" and all directors and executive officers as a group.

                                                     Title     Amount and Nature
                                                      of         of Beneficial      Percent of   Total Voting
 Name of Beneficial Owner                            Class         Ownership        Class (1)    Interest (2)
 ------------------------------------------------   -------    -----------------    ----------   ------------

 C.L. Patrick (3)  . . . . . . . . . . . . . . .    Class B          369,382         26.0%        15.4% (3)

                                                    Class A           19,597           *            *

 Michael W. Patrick (4)  . . . . . . . . . . . .    Class B          539,866         38.0%        22.5% (4)

                                                    Class A           99,597          1.0%         *

 Carl L. Patrick, Jr. (5)  . . . . . . . . . . .    Class B          511,452         36.0%        21.4% (5)

                                                    Class A            5,597           *            *

 Carl E. Sanders (6) . . . . . . . . . . . . . .    Class A           63,500           *            *

 John W. Jordan, II (7)(8) . . . . . . . . . . .    Class A          361,185          3.7%         1.5%

 David W. Zalaznick (8)  . . . . . . . . . . . .    Class A          251,790          2.6%         1.1%

 John O. Barwick, III (9)  . . . . . . . . . . .    Class A           17,050           *            *

 Anthony J. Rhead (10) . . . . . . . . . . . . .    Class A            5,000           *            *

 Larry M. Adams  . . . . . . . . . . . . . . . .    Class A              400           *            *

 All Directors and Executive Officers as a Group    Class B        1,420,700        100.0%        59.1%
     (13 persons) (11)
                                                    Class A          823,916          8.4%         3.4%

____________________

* Indicates less than 1%.

(1) Percent of Class is with respect to outstanding shares of each class of Common Stock as of January 15, 1995 (1,420,700 outstanding shares of Class B Common Stock and 9,739,101 outstanding shares of Class A Common Stock), plus such additional shares as are subject to purchase upon exercise of vested options held by the particular person or group of persons.

(2) Total Voting Interest reflects ten votes afforded each share of outstanding Class B Common Stock (14,207,000 votes) and one vote afforded each share of outstanding Class A Common Stock (9,739,101 votes) for a total of 23,946,101 votes, plus one vote per share for such additional shares of the Class A Common Stock as are subject to purchase upon exercise of vested options held by the particular person or group of persons.

(3) C.L. Patrick and Frances E. Patrick are husband and wife. Includes 45,963 shares of Class B Common Stock owned by Frances E. Patrick as to which shares C.L. Patrick disclaims beneficial ownership. Includes 66,386 shares, 66,386 shares and 11,064 shares of Class B Common Stock held in trusts for Carl L. Patrick, Jr., Michael W. Patrick and Michael W. Patrick's minor son, respectively, by C.L. Patrick and Frances E. Patrick, as trustees, which trusts are scheduled to terminate between 1994 and 1999 and as to which shares C.L. Patrick and Frances E. Patrick each disclaim beneficial ownership. Includes 59,576 shares of Class B Common Stock held in trust for Michael W. Patrick by C.L. Patrick, as trustee, and 59,576 shares held in trust for Carl L. Patrick, Jr. by Frances E. Patrick, as trustee; pursuant to these trusts, C.L. Patrick and Frances E. Patrick each sold the remainder interest in the shares held by these trusts in return for an annuity based on their joint lives. The combined voting power represented by the shares of Class A Common Stock and Class B Common Stock beneficially owned by C.L. Patrick and Frances E. Patrick is 15.5% of the total combined voting power represented by the outstanding shares of these two classes.

(4) Includes 28,414 shares of Class B Common Stock held by Michael W. Patrick as custodian for his minor son; Michael W. Patrick has voting and investment power with respect to such shares but disclaims beneficial ownership thereof. Excludes 66,386 shares and 11,064 shares of Class B Common Stock held in trusts for Michael W. Patrick and his minor son, respectively, by C.L. Patrick and Frances E. Patrick, as trustees, which trusts are scheduled to terminate between 1995 and 1999. Excludes 59,576 shares of Class B Common Stock held in trust for Michael W. Patrick by C.L. Patrick, as trustee, the remainder interest of which Michael W. Patrick has purchased.
         Includes 80,000 shares of Class A Common Stock which are subject to purchase upon exercise of vested options held by Michael W. Patrick. The combined voting power represented by the shares of Class A Common Stock and Class B Common Stock beneficially owned by Michael W.

         Patrick is 22.9% of the total combined voting power represented by the outstanding shares of these two classes.

(5)      Excludes 66,386 shares of Class B Common Stock held in trusts for Carl
         L. Patrick, Jr. by C.L. Patrick and Frances E. Patrick, as trustees, which trusts are scheduled to terminate between 1994 and 1999. Excludes 59,576 shares of Class B Common Stock held in trust for Carl
         L. Patrick, Jr. by Frances E. Patrick, as trustee, the remainder interest of which Carl L. Patrick, Jr. has purchased. The combined voting power represented by the shares of Class A Common Stock and Class B Common Stock beneficially owned by Carl L. Patrick, Jr. is 21.4% of the total combined voting power represented by the outstanding shares of these two classes.

(6) Includes 14,000 shares of Class A Common Stock owned by Carl E. Sanders' wife, as to which shares Mr. Sanders disclaims beneficial ownership.

(7) Includes 298,205 shares of Class A Common Stock owned by the John W. Jordan, II Revocable Trust, of which John W. Jordan, II is the sole trustee and sole beneficiary. Includes 62,980 shares of Class A Common Stock owned by the Jordan Family Trust. John W. Jordan is a trustee of the Jordan Family Trust of which his minor children are the sole beneficiaries, but he disclaims beneficial ownership of shares held in said trust. John W. Jordan, II is a director of Leucadia National Corporation.

(8) Does not include 589,475 shares of Class A Common Stock owned by Leucadia Investors, Inc. John W. Jordan II, David W. Zalaznick and Leucadia Investors, Inc. are each a general partner in The Jordan Company, a New York general partnership organized in 1982, which was one of the three original investors in the leveraged buyout of the Company in 1982.

(9) Includes 50 shares of Class A Common Stock held by John O. Barwick, III on behalf of his children, as to which shares he disclaims beneficial ownership. Includes 15,000 shares of Class A Common Stock which are subject to purchase upon exercise of vested options held by John O. Barwick, III.

(10) Includes 5,000 shares of Class A Common Stock which are subject to purchase upon exercise of vested options held by Anthony J. Rhead.

(11) Includes 200 shares of Class A Common Stock held by the unnamed executive officers of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company has no Compensation Committee. The following officers and employees of the Company participated in deliberations of the Board of Directors concerning executive officer compensation: C.L. Patrick and Michael
W. Patrick.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company serving as of December 31, 1994 (these five individuals, collectively, the "named executive officers") for the fiscal years ended December 31, 1994, 1993 and 1992.

                           Summary Compensation Table



                                                                     Long-Term
                                                                    Compensation
                                           Annual Compensation         Awards
                                           -------------------      ------------

                                                                     Securities
 Name and                                                            Underlying            All Other
 Principal Position              Year    Salary ($)   Bonus ($)       Options (#)      Compensation($)(1)
 ------------------              ----    ----------   ---------     -------------      ------------------

 Michael W. Patrick  . . . .     1994     $512,611     $62,000          30,000              $57,860
    President, Chief             1993      500,000      32,000             0                 48,642
    Executive  . . . . . . .     1992      282,238      30,000             0                 33,253
    Officer and Director . .
 C.L. Patrick  . . . . . . .     1994      264,989          0              0                  5,866
    Chairman of the Board of     1993      258,114          0              0                  9,475
    Directors  . . . . . . .     1992      250,878          0              0                  9,475

 John O. Barwick, III  . . .     1994      102,500      62,000          15,000               15,585
    Vice President-Finance,      1993       92,500      32,000             0                 13,140
    Treasurer and Chief  . .     1992       92,500      22,500             0                 12,447
    Financial Officer  . . .

 Anthony J. Rhead  . . . . .     1994       75,000      62,000          15,000               14,779
    Vice President - Film  .     1993       70,500      32,000             0                 12,247
                                 1992       70,500      22,500             0                 11,494

 Larry M. Adams  . . . . . .     1994       75,000      46,500          15,000               12,656
    Vice President-              1993       67,750      24,000             0                 10,892
    Information  . . . . . .     1992       67,750      15,000             0                  9,492
    Systems and Secretary  .

______________________

(1) The amounts shown in this column for 1994 represent amounts paid by the Company under a defered compensation plan and the incremental cost of life insurance premiums for death benefits in excess of $50,000, respectively, as follows: Michael W. Patrick - $57,146 and $714; C.
         L. Patrick - $0 and $5,866; John O. Barwick, III - $14,367 and $1,218; Anthony J. Rhead - $12,763 and $2,016; and Larry M. Adams - $10,640 and $2,016.

EMPLOYMENT CONTRACTS

         In April 1982, C.L. Patrick entered into an employment agreement with the Company with respect to his services as Chairman of the Board. This agreement, as restated and amended on January 1, 1990, provides a base annual salary of $200,000 for C.L. Patrick with annual cost of living adjustments. Such cost of living adjustments have resulted in a base annual salary effective as of August 1, 1994 of $269,000 for C.L. Patrick. Effective as of January 1, 1993, Michael W. Patrick entered into an employment agreement with the Company with respect to his services as Chief Executive Officer. This agreement provides a base annual salary of $500,000, with annual cost of living adjustments. Such cost of living adjustments have resulted in a base annual salary effective as of January 1, 1995 of $526,784 for Michael W. Patrick.
Each agreement provides for a three-year term which is automatically extended each year after the first year for an additional year unless either party gives written notice of termination within 30 days prior to the anniversary date of such agreement. These agreements also provide during their terms for a death benefit equal to one year's salary, as well as for reimbursement of business-related expenses.

STOCK OPTION GRANTS

         The following table sets forth information concerning stock option grants during 1994 to the named executive officers.








                            INDIVIDUAL GRANTS
                            -----------------

                          NUMBER OF      % OF
                         SECURITIES      TOTAL
                         UNDERLYING     OPTIONS     EXERCISE
                           OPTIONS     GRANTED TO    OR BASE
                           GRANTED     EMPLOYEES      PRICE      EXPIRATION        GRANT DATE
          NAME             (#)(1)     IN 1994 (2)   ($/SH)(1)       DATE       PRESENT VALUE ($)(3)
          ----           ----------   -----------   ---------    ----------    --------------------

 Michael W. Patrick        30,000         21%        $18.00      3/16/2004            $345,600

 C.L. Patrick               -0-           -0-          -0-          -0-                 -0-

 John O. Barwick, III      15,000         11%         18.00      3/16/2004             172,800

 Anthony J. Rhead          15,000         11%         18.00      3/16/2004             172,800

 Larry M. Adams            15,000         11%         18.00      3/16/2004             172,800


__________________________

(1) These grants were made pursuant to the 1986 Carmike Cinemas, Inc. Class A Stock Option Plan (the "Stock Option Plan") and were approved by the Stock Option Committee of the Board of Directors on March 16, 1994. Such grants vest in full on the third anniversary of the grant date. The exercise price of $18.00 per share equals the closing price of the Class A Common Stock on the New York Stock Exchange on the date of grant.

(2) A total of 142,500 stock options were granted in 1994 to key employees participating in the Stock Option Plan.

(3) Based on the Black-Scholes option valuation model. The actual value, if any, an executive officer may realize ultimately depends on the market value of the Company's Class A Common Stock at a future date. This valuation is provided pursuant to Securities and Exchange Commission disclosure rules. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions used in calculating the Black-Scholes value were expected volatility of .39, risk-free return of 7.11%, dividend yield of 0% and time to exercise of 10 years.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.


                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                             Value of Unexercised
                                                         Number of Securities Underlying          in-the-Money
                                                             Unexercised Options at                 Options
                                                                    FY-End (#)                  at FY-End ($)(2)
                                                         -------------------------------      --------------------

                       Shares acquired        Value
        Name           on exercise (#)   Realized ($)(1)   Exercisable    Unexercisable    Exercisable    Unexercisable
        ----           ---------------   ---------------   -----------    -------------    -----------    -------------

 Michael W. Patrick        -0-              $   -0-         80,000           30,000        $1,150,000       $150,000

 C.L. Patrick              -0-                  -0-           -0-              -0-              -0-            -0-

 John O. Barwick, III     10,000              128,750        15,000           15,000          217,500         75,000

 Anthony J. Rhead          5,000               64,687         5,000           15,000           72,500         75,000

 Larry M. Adams            -0-                  -0-           -0-             15,000            -0-           75,000


____________________________


(1) These amounts represent the excess of the fair market value of the Class A Common Stock at the time of exercise above the exercise price of the options.

(2) These amounts represent the excess of the fair market value of the Class A Common Stock of $23.00 per share as of December 31, 1994 above the exercise price of the options.

REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors does not have a Compensation Committee. The full Board of Directors oversees and reviews the administration of the Company's employee benefit plans and compensation of employees, except for decisions about awards under the Company's stock option plan, which must be made solely by the Stock Option Committee in order for the grants or awards under such plan to satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         The following is a report submitted by the Board of Directors addressing the Company's compensation policy as it related to the Chief Executive Officer and the other named executive officers for fiscal year 1994.

Base Salary and Bonuses

         The Company does not have a formalized program regarding compensation of executive officers. The base salaries for the Chairman of the Board and the Chief Executive Officer are set in accordance with their employment contracts.
See  "Employment Contracts."   The terms of these contracts were proposed by
the Chairman of the Board and the Company's Chief Executive Officer. Factors considered by the Chairman of the Board and Chief Executive Officer are subjective and could include their perceptions of the individual's performance, needs and potential and the Columbus, Georgia economy. The Chairman of the Board and the Chief Executive Officer inform the Board of Directors as to the proposed remuneration of the other named executive officers. Again, the factors considered are usually subjective and could include their perceptions of each individual's performance, needs and potential and the Columbus, Georgia economy.

         An individual's bonus is based on earnings per share for the Company's Class A Common Stock. For each $1.00 in earnings per share, an individual receives a bonus of $5,000 multiplied by the number of bonus points awarded to such individual. The Chairman of the Board informs the Board of Directors of the proposed number of "bonus points" to be awarded to the Chief Executive Officer. Factors considered by the Chairman of the Board are subjective and could include his perception of the individual's contribution to the Company's performance. The Chairman of the Board and the Chief Executive Officer decide the number of "bonus points" to be awarded to the other named executive officers. Factors considered by the Chairman of the Board and the Chief Executive Officer are subjective and could include their perceptions of an individual's contributions to the Company's performance. The Chairman of the Board does not participate in the bonus program.

Deferred Compensation Plan

         The Company maintains a Deferred Compensation Plan for certain executive officers, including the named executive officers, pursuant to which the Company pays additional compensation on a pre-tax basis equal to 10% of an employee's taxable compensation. Distributions from the plan are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Stock Option Plan

         The Stock Option Plan is the Company's long-term incentive plan for executive officers and key employees. The objective of the Stock Option Plan is to align executive pay with shareholder long-term interest by creating a direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Company's Class A Common Stock.

         The Stock Option Plan authorizes the Stock Option Committee to award stock options to key employees of the Company. The Stock Option Committee has the power to determine the individuals to whom stock options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants may be based, in part, upon position level. During 1994, the Stock Option Committee granted options for an aggregate of 75,000 shares of Class A Common Stock to the named executive officers. See "Stock Option Grants" for information regarding these options.

Chief Executive Officer Pay

         Amounts earned during 1994 by the Chief Executive Officer, Michael W. Patrick, are shown in the Summary Compensation Table. His base salary was set pursuant to the terms of his employment agreement with the Company. That agreement provides for a base annual salary of $500,000, with annual cost of living adjustments. See "Employment Contracts.". Michael W. Patrick received a bonus of $62,000 in 1994. The amount of his bonus was based on earnings per share as described above.

         The Board believes that the current subjective process has been effective in rewarding executives appropriately, and in attracting and retaining good performers. While the Board is pleased with the current compensation system, it reserves the right to make such changes to the program as it deems desirable or necessary in future years.



                                            MEMBERS OF THE BOARD OF DIRECTORS

                                                      C.L. Patrick
                                                      Michael W. Patrick
                                                      Carl L. Patrick, Jr.
                                                      John W. Jordan, II
                                                      Carl E. Sanders
                                                      David W. Zalaznick

PERFORMANCE GRAPH

         The graph shown below is a line-graph presentation comparing the Company's cumulative, five-year stockholder returns on a dividend-reinvested basis with the New York Stock Exchange Market Index and an index of peer companies selected by the Company.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
              OF COMPANY, PEER GROUP INDEX AND NYSE MARKET INDEX


                                   FISCAL YEAR ENDING
- -----------------------------------                  -------------------------
COMPANY                      1989   1990     1991     1992     1993     1994

CARMIKE CINEMAS CL A         100    72.07   111.71   102.70   129.73   165.77
PEER GROUP INDEX             100    39.94    58.96    52.28    89.60    83.57
NYSE MARKET INDEX            100    95.92   124.12   129.96   147.56   144.69


The above graph compares the performance of the Company with the New York Stock Exchange Market Index and a group of peer companies with investment weighted on market capitalization at the beginning of each period for which a return is indicated. Companies in the peer group are as follows: AMC Entertainment, Carmike Cinemas, Cineplex Odeon and Showscan Cp. These companies were chosen on the basis of being publicly held companies which are primarily in the movie exhibition business (non drive-in).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company leases equipment for six of its theatres pursuant to five equipment lease agreements with Michael W. Patrick and one such agreement with C.L. Patrick. During the year ended December 31, 1994, the Company paid $93,471 to Michael W. Patrick and $96,000 to C.L. Patrick under these equipment leases. The Company also has an aircraft lease agreement dated July 1, 1983, with C.L.P. Equipment, a sole proprietorship of which C.L. Patrick is the owner, pursuant to which the Company paid $190,522 in the year ended December 31, 1994. The Company believes that these transactions are on terms no less favorable to the Company than terms available from unaffiliated parties in arm's-length transactions. Any future transactions between the Company and any officer, director, 5% shareholder or any affiliate thereof will be on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

         The law firm of Troutman Sanders, Atlanta, Georgia, of which Carl E. Sanders is the Chairman, provides legal services to the Company.


         II. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK

         The Board of Directors of the Company has proposed and declared advisable and is recommending to the shareholders approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 15,000,000 shares to 22,500,000 shares.
The text of the first paragraph of Article Fourth of the Certificate of Incorporation as proposed to be amended will read as follows (language to be deleted by the amendment is indicated by strike-through, and language to be added by the amendment is indicated by underlining):

             FOURTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is 28,500,000, consisting of (i) 27,500,000 shares of Common Stock, which in turn consists of (A) 22,500,000 shares of Class A Common Stock, par value $.03 per share (the "Class A Common Stock"), and (B) 5,000,000 shares of Class B Common Stock, par value $.03 per share (the "Class B Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

         On March 15, 1995, __________ shares of Class A Common Stock and 1,420,700 shares of Class B Common Stock were outstanding. The Company currently has no shares of the Preferred Stock issued and outstanding. In addition to the issued and outstanding shares of Class A Common Stock, at March 15, 1995, the following numbers of shares of Class A Common Stock were reserved for issuance: 1,420,700 shares issuable upon conversion of the outstanding Class B Common Stock; 100,000 shares issuable upon conversion of a zero coupon convertible subordinated note; and __________ shares issuable upon exercise of options granted or to be granted under the Company's Stock Option Plan.

         The foregoing amendment to the Certificate of Incorporation is proposed in order to provide the Board of Directors with the flexibility and the means to issue additional shares of Class A Common Stock in connection with future stock dividends or stock splits, acquisitions, management incentive or employee benefit plans and other general corporate purposes without further shareholder action. Currently, the Company has available for future issuance only 3,316,749 shares of the Class A Common Stock which have not otherwise been reserved for specific purposes.

         From time to time in the past the Board of Directors has considered the advisability of declaring a stock dividend as a possible method of enhancing the attractiveness and marketability of the Class A Common Stock. The Company's Certificate of Incorporation provides that the declaration of a stock dividend consisting of shares of Class A Common Stock to the holders of Class A Common Stock must be accompanied by a corresponding stock dividend consisting of Class B Common shares to the holders of Class B Common Stock, which would not result in the dilution of the voting power of either of these groups of shareholders. The declaration of any stock dividends or splits in the future is solely within the discretion of the Board of Directors and would be dependent upon stock prices, market conditions and other factors deemed appropriate by the Board. The Company has no present plans, agreements or arrangements for the issuance of the additional authorized shares of the Class A Common Stock in the immediate future except for a possible share dividend.

         The proposed amendment will increase the number of authorized shares of Class A Common Stock available for future issuance by 7,500,000 shares.
Such issuances of Class A Common Stock would, in most cases, be at the discretion of the Board of Directors of the Company at such prices or for such consideration as is deemed appropriate by the Board, without the necessity of further shareholder approval except to the extent required by the Certificate of Incorporation, the provisions of the Delaware General Corporation Law or other applicable laws and regulations or as otherwise deemed appropriate by the Board. The rules of the New York Stock Exchange, on which the Class A Common Stock is presently listed, include a requirement that the Company obtain shareholder approval as a prerequisite to the Exchange's approval of the listing of additional shares to be issued by the Company under certain circumstances or in certain transactions.

         The availability for issuance of additional shares of the Class A Common Stock, and any issuance thereof, could render more difficult or discourage a future transaction not supported by the Board which is designed to acquire control of the Company or remove its management through merger, tender offer, proxy contest or other means. Thus, the amendment could be characterized as having an anti-takeover effect. For example, the issuance of shares of the Class A Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby increasing the potential cost of attempting to gain control of the Company or otherwise inhibiting or rendering impossible such an attempt. The Company is not aware of any effort to acquire control of the Company and, therefore, the proposed amendment is not the result of any such effort.

         Existing shareholders do not have preemptive rights with respect to future issuances of stock by the Company and could have their respective interests in the Company diluted by such issuances with respect to any or all of the following: earnings per share, voting, liquidation rights, and book and market value per share. Other than as described above, while the Company has no present plans for the issuance of either class of the Common Stock, the Board of Directors will, in the exercise of its fiduciary duties, weigh all of these factors carefully, together with the needs and prospects of the Company, before committing to an issuance of further shares not requiring shareholder approval.

         Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the votes of the outstanding Class A Common Stock and Class B Common Stock, and the affirmative vote of the holders of a majority of the votes of the votes of the outstanding Class A Common Stock, voting as a separate class. The members of the Patrick family have indicated that they are in favor of the proposed amendment and that they will vote their shares of both classes of the Common Stock in favor of its adoption. As of March 15, 1995, the Patrick family owned shares representing __% of the total combined voting power of the outstanding shares of the Common Stock.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK.


                                 OTHER MATTERS

         The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgement.

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements of the Act, with the exception of one late report on Form 5 filed by Michael W. Patrick.

INDEPENDENT ACCOUNTANTS

         Management has selected Ernst & Young LLP as its independent accountants for the current year. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS

         Any shareholder of the Company who wishes to present a proposal at the 1996 Annual Meeting of Shareholders of the Company and who wishes to have such proposal included in the Company's proxy statement for that meeting must deliver a copy of such proposal to the Company at 1301 First Avenue, Columbus, Georgia 31901, Attention: Corporate Secretary, for receipt not later than November 30, 1995. The Company reserves the right to decline to include in the Company's proxy statement any shareholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

FORM 10-K

         The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1994 (including the consolidated financial statements and schedules thereto but excluding exhibits) will be provided without charge to each shareholder so requesting in writing. Each request must set forth a good faith representation that, as of March 15, 1995, the record date for the 1995 Annual Meeting, the person making the request beneficially owned share(s) of the Class A Common Stock or the Class B Common Stock of the Company. The written request should be directed to: Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901, Attention: John O. Barwick, III, Vice President-Finance.


                             YOUR VOTE IS IMPORTANT

         You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

PRELIMINARY COPY                                                      APPENDIX A

                             CARMIKE CINEMAS, INC.
                               1301 FIRST AVENUE
                            COLUMBUS, GEORGIA  31901

                          CLASS A COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 1995


         The undersigned hereby appoints MICHAEL W. PATRICK, JOHN O. BARWICK, III, and LARRY M. ADAMS, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Class A Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on March 15, 1995, at the Annual Meeting of Shareholders of Carmike Cinemas, Inc. to be held at the offices of Troutman Sanders, NationsBank Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia 30306, at 11:00 a.m. local time, on Monday, May 8, 1995, and any adjournments thereof.

         Management recommends a vote FOR Items 1 and 2.

         1.      Election of Directors:

                 [ ]      FOR all nominees, except as marked below.
                 [ ]      WITHHOLD vote from all nominees

                 C.L. Patrick, Michael W. Patrick, John W. Jordan, II, Carl L. Patrick, Jr., Carl E. Sanders and David W. Zalaznick.

                 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

                    ________________________________________

         2. Proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock.

                 [ ] FOR                [ ] AGAINST              [ ]ABSTAIN

         3. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.


Dated:_____________________, 1995       _______________________________
                                        Signature

                                        _______________________________
                                        Signature if Held Jointly

                                        Please sign exactly as name appears on
                                        Stock Certificate.  If stock is held in
                                        the name of two or more persons, all
                                        must sign.  When signing as attorney,
                                        executor, administrator, trustee, or
                                        guardian, please give full title as
                                        such.  If a corporation, please sign in
                                        full corporate name by President or
                                        other authorized officer.  If a
                                        partnership, please sign in partnership
                                        name by authorized person.

                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.

PRELIMINARY COPY                                                      APPENDIX B

                             CARMIKE CINEMAS, INC.
                               1301 FIRST AVENUE
                            COLUMBUS, GEORGIA  31901

                          CLASS B COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 1995


         The undersigned hereby appoints MICHAEL W. PATRICK, JOHN O. BARWICK, III, and LARRY M. ADAMS, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Class B Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on March 15, 1995, at the Annual Meeting of Shareholders of Carmike Cinemas, Inc. to be held at the offices of Troutman Sanders, NationsBank Plaza, 600 Peachtree Street, 52nd Floor, Atlanta, Georgia 30306, at 11:00 a.m. local time, on Monday, May 8, 1995, and any adjournments thereof.

         Management recommends a vote FOR Items 1 and 2.

         1.      Election of Directors:

                 [ ]      FOR all nominees, except as marked below.
                 [ ]      WITHHOLD vote from all nominees

                 C.L. Patrick, Michael W. Patrick, John W. Jordan, II, Carl L. Patrick, Jr., Carl E. Sanders and David W. Zalaznick.

                 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

                    ________________________________________

         2. Proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock.

                 [ ] FOR                [ ] AGAINST              [ ]ABSTAIN

         3. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.


Dated:_____________________, 1995       _______________________________
                                        Signature

                                        _______________________________
                                        Signature if Held Jointly

                                        Please sign exactly as name appears on
                                        Stock Certificate.  If stock is held in
                                        the name of two or more persons, all
                                        must sign.  When signing as attorney,
                                        executor, administrator, trustee, or
                                        guardian, please give full title as
                                        such.  If a corporation, please sign
                                        in full corporate name by President or
                                        other authorized officer.  If a
                                        partnership, please sign in partnership
                                        name by authorized person.

                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.
